Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of Firefly Neuroscience, Inc. for the year ended December 31, 2024.

/s/ CBIZ Canada, LLP

CBIZ Canada, LLP (Formerly known as Marcum Canada, LLP)
Toronto, Ontario
November 17, 2025